UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007

LCC International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: 703-873-2000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 29, 2007, LCC United Kingdom Limited (“LCC UK”), a subsidiary of LCC International, Inc. (the “Company”), entered into a settlement agreement (the “Settlement Agreement”) with SEMAB Management Srl (“SEMAB”) relating to the consulting agreement dated as of December 23, 2004 between LCC UK and SEMAB (the “Consulting Agreement) pursuant to which Carlo Baravalle (“Mr. Baravalle”) has served as the Company’s Executive Vice President, Europe, Middle East, Africa and Asia Pacific. As disclosed in the Company’s current report on Form 8-K filed on October 11, 2007, LCC UK provided notice to SEMAB on October 5, 2007 of its intention to terminate the Consulting Agreement.
     The Settlement Agreement confirms that the Consulting Agreement will terminate on October 5, 2008. Pursuant to the Settlement Agreement, effective November 29, 2007, Mr. Baravalle ceased to serve as the Company’s Executive Vice President, Europe, Middle East, Africa and Asia Pacific and resigned from all offices he held in Company subsidiaries and assumed the role of Senior Advisor to the Chief Executive Officer of the Company focusing on business development activities primarily in the Middle East.
     Until April 5, 2008, LCC UK will continue to pay SEMAB the monthly fee provided in the Consulting Agreement. Subject to satisfaction by SEMAB of certain obligations set forth in the Settlement Agreement, LCC UK also will pay an additional lump sum of €228,000 to SEMAB within five business days of April 5, 2008. LCC UK will pay a bonus to SEMAB of $375,000 with respect to its 2006 fiscal year following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission and the approval by the Company’s Chief Executive Officer of payment of bonuses for such fiscal year to the senior executives of the Company’s Europe, Middle East, Africa and Asia Pacific region. An additional bonus will be paid to SEMAB in installments beginning on April 30, 2008 if certain Company performance targets are achieved. Options and restricted stock units granted to Mr. Baravalle under the Company’s Amended and Restated Equity Incentive Plan will remain in effect in accordance with their original terms for as long as Mr. Baravalle continues to provide consulting services to the Company.
     SEMAB and Mr. Baravalle will continue to be bound by the non-solicitation and non-competition restrictions set forth in the Consulting Agreement. Such restrictions will expire on April 4, 2008.
     The provisions of the Settlement Agreement constitute full satisfaction of the obligations of LCC UK and the Company under the Consulting Agreement.
     The description of the terms and conditions of the Settlement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

The following document is herewith filed as an exhibit to this report:

Exhibit No.	Description
10.1	Settlement Agreement, dated November 29, 2007, between LCC United Kingdom Limited and SEMAB Management Srl

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
By:	/s/ Peter A. Deliso
Peter A. Deliso
Senior Vice President, New Ventures, and General Counsel
Date: December 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated November 29, 2007, between LCC United Kingdom Limited and SEMAB Management Srl